Exhibit 99.1
ANTARES PHARMA ANNOUNCES DIVESTITURE OF OTREXUP®

EWING, NJ, December 15, 2021 – Antares Pharma, Inc. (NASDAQ: ATRS) (the “Company”), a specialty pharmaceutical company, today announced the divestiture of OTREXUP® (methotrexate) injection for the treatment of rheumatoid arthritis to a subsidiary of Assertio Holdings, Inc., a commercial pharmaceutical company, for a total cash consideration of $44.0 million inclusive of OTREXUP® WIP and finished inventory. Under the terms of the asset purchase agreement, Antares will receive an initial payment of $18.0 million at closing plus two additional time-based payments totalling $26.0 million in 2022.

Robert F. Apple, President and Chief Executive Officer of Antares Pharma, commented, “We are pleased to be able to sell OTREXUP to a commercial pharmaceutical company that is committed to maintaining the product’s accessibility to patients and physicians. OTREXUP was the first combination product developed and commercially launched by Antares in 2014. Patients and physicians still benefit from the safety, efficacy and ease-of-use of OTREXUP for rheumatoid arthritis but as we focus on our long-term strategy, rheumatology does not represent a future growth driver. This transaction allows Antares to align our proprietary portfolio with urology and endocrinology call points as we remain focused on enhancing our growth with XYOSTED, NOCDURNA and the anticipated launch of TLANDO next year. Our development pipeline also includes two new potential combination products, ATRS-1901 and ATRS-1902, in endocrinology and urology. We look forward to maximizing the efficiency of our commercial organization as we strengthen our balance sheet to support our growth initiatives.”

“Our salesforce is excited to be able to prioritize their physician targeting as OTREXUP was previously maintained in the portfolio with rheumatologists, a non-core call point. This divestiture allows the Company to streamline our sales and marketing efforts that we expect will increase our growth opportunities for our proprietary portfolio with XYOSTED, NOCDURNA and TLANDO next year. We expect our enhanced focus will support the anticipated success of an expanding commercial organization as we strengthen our relationships with urologists and endocrinologists,” added Joseph Renda, Senior Vice President, Commercial of Antares Pharma.

About Antares Pharma

Antares Pharma, Inc. is a specialty pharmaceutical company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology. The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia). Antares Pharma’s FDA-approved products include XYOSTED® (testosterone enanthate) injection and Sumatriptan Injection USP, which is distributed by Teva. The Company also markets NOCDURNA® (desmopressin acetate) in the U.S. and expects to commercially launch TLANDO® (testosterone undecanoate) in the U.S. pending final FDA approval.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. To learn more about Assertio, visit www.assertiotx.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the ability of the subsidiary of Assertio Holdings, Inc. to make all required payments under the agreements; the Company’s ability to achieve the updated 2021 full-year revenue guidance; the uncertainty regarding the ongoing COVID-19 pandemic, including new strains of the virus, and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, clinical trials, and our overall business, operating results and financial condition; commercial success of XYOSTED® and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; successful commercialization of NOCDURNA® in the U.S. and market acceptance and future revenue from the same; uncertainties regarding future FDA approval of TLANDO®, market acceptance and future revenue from the same, whether Antares will exercise the option for LPCN 1111 (TLANDO XR) and if exercised, future timing and success of the clinical development program for TLANDO XR and future FDA approval, market acceptance and revenue from the same; whether the FDA will withdraw marketing approval for AMAG Pharmaceuticals’ Makena® subcutaneous auto injector following the FDA letter seeking withdrawal, the outcome of the FDA hearing and whether Makena® will be successful and future prescriptions, market acceptance and revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; Teva’s ability to successfully commercialize generic teriparatide in Europe, Canada and Israel and future revenue from the same, successful development including the timing and results of the Phase 3 trial of the drug device combination product for selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; the timing and results of the clinical development program for ATRS-1902 adrenal crisis rescue auto-injector, future NDA submission and FDA approval of the same, and if approved, future market acceptance and revenue for the same; FDA approval of Teva’s ANDAs for both generic Forteo® and Byetta® and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including the Company’s urology assets in development as well as Pfizer’s undisclosed development product; actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to repay the debt obligation to Wells Fargo; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company
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cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:
Tram Bui
Vice President, Corporate Communications and Investor Relations
609-359-3016
tbui@antarespharma.com

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